UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2016

PartnerRe Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of

Incorporation or Organization)

001-14536	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Preferred Share Exchange Offers

On April 1, 2016, PartnerRe Ltd. (which we refer to herein as “we” or “the Company”) issued a press release announcing the commencement of offers to exchange (collectively, the “exchange offers”) any and all of the Company’s outstanding 6.50% Series D Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series D Preferred Shares”) for the Company’s 6.50% Series G Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series G Preferred Shares”), any and all of the Company’s outstanding 7.25% Series E Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series E Preferred Shares”) for the Company’s 7.25% Series H Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series H Preferred Shares”) and any and all of the Company’s outstanding 5.875% Series F Non-Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series F Preferred Shares”) for the Company’s 5.875% Series I Non-Cumulative Redeemable Preferred Shares, $1.00 par value (the “Series I Preferred Shares”). We collectively refer to Series D Preferred Shares, Series E Preferred Shares and Series F Preferred shares as “existing preferred shares” and to Series G Preferred Shares, Series H Preferred Shares and Series I Preferred Shares as “new preferred shares.”

Upon the terms and subject to the conditions set forth in the offering memorandum relating to the exchange offers, dividends on new preferred shares will begin to accrue and, in the case of Series G Preferred Shares and Series H Preferred Shares, shall be fully cumulative from, March 1, 2016, which is the first day of the current dividend period of the existing preferred shares. If existing preferred shares are validly tendered (and not validly withdrawn) and accepted for exchange, the preferred shareholder will lose the right to receive any accrued dividends for past or current dividend periods on such existing preferred shares.

The exchange offers will expire at 5:00 p.m., New York City time, on April 29, 2016, unless extended or earlier terminated by the Company, in which case the expiration time will be the latest date and time to which the exchange offers are extended or terminated. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2016

PARTNERRE LTD.

By:	/s/ Marc Wetherhill
Name:	Marc Wetherhill
Title:	Chief Legal Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 1, 2016